Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(52,114,810)
Unrealized Gain (Loss) on Market Value of Futures	(29,251,960)
Dividend Income	73,336
Interest Income	1,931,940
ETF Transaction Fees	34,000
Total Income (Loss)	$(79,327,494)

Expenses
General Partner Management Fees	$680,345
Professional Fees	158,258
Brokerage Commissions	239,886
Non-interested Directors' Fees and Expenses	16,808
Prepaid Insurance Expense	11,135
NYMEX License Fee	22,678
SEC & FINRA Registration Expense	26,729
Total Expenses	$1,155,839
Net Income (Loss)	$(80,483,333)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/18	$2,088,661,803
Additions (26,300,000 Shares)	322,735,125
Withdrawals (31,700,000 Shares)	(400,400,612)
Net Income (Loss)	(80,483,333)

Net Asset Value End of Month	$1,930,512,983
Net Asset Value Per Share (155,700,000 Shares)	$12.40

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612